Exhibit 99.1

XWELL Announces $1.4 Million Registered Direct Offering

Priced At Premium to Market

NEW YORK--(BUSINESS WIRE)--Aug. 6, 2024-- XWELL, Inc. (Nasdaq: XWEL) (“XWELL” or the “Company”), an authority in wellness solutions for people on the go, today announced that it has entered into definitive agreements for the issuance and sale of an aggregate of 652,705 shares of its common stock, par value $0.01 per share, at a purchase price of $2.18 per share in a registered direct offering priced at a premium to market. The closing of the offering is expected to occur on or about August 8, 2024, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the offering are expected to be approximately $1.4 million, before deducting other offering expenses payable by the Company. The Company intends to use the net proceeds of this offering for working capital and general corporate purposes.

The shares of common stock offered in the registered direct offering described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-273726) that was previously filed with the Securities and Exchange Commission (“SEC”) on August 4, 2023, and subsequently declared effective on September 29, 2023. The offering of the shares of common stock to be issued in the registered direct offering are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying base prospectus relating to, and describing the terms of, the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global wellness holding company operating multiple brands: XpresSpa®, Treat™, Naples Wax Center®, XpresCheck® and HyperPointe™.

•	XpresSpa is a leading retailer of wellness services and related products, with 33 locations in 16 airports globally.
•	Naples Wax Center is a group of upscale skin care boutiques, with three locations currently operating.
•	XpresCheck is a provider of screening and diagnostic testing in partnership with the CDC and Concentric by Ginkgo, conducting biosurveillance monitoring in its airport locations to identify new SARS-CoV-2 variants of interest and concern as well as other pathogens entering the country from across the world.
•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Forward-looking Statements

This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology, and include such risks and uncertainties such as market and other conditions. Forward-looking statements relating to expectations about future results or events, including statements related to the timing and completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of proceeds the registered direct offering, the Company’s current plans and expectations relating to the business and operations and future store openings, including but not limited to, future openings of Naples Wax Center and XpresSpa stores, are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Contact:
mkucinski@mww.com